UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Speedway Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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5555 CONCORD PARKWAY SOUTH

CONCORD, NORTH CAROLINA 28027

March 25, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Wednesday, April 23, 2008, at Lowe’s Motor Speedway in Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 23, 2008, it is important that your shares be represented. To ensure that your vote is received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors,

Sincerely,

O. Bruton Smith

Chairman and Chief Executive Officer

Voting Your Proxy Is Important

PLEASE SIGN AND DATE YOUR PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

Speedway Motorsports, Inc.

NOTICE OF MEETING

Concord, NC

March 25, 2008

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held at the Smith Tower located at Lowe’s Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina on Wednesday, April 23, 2008, at 9:00 a.m. (the “Annual Meeting”) for the following purposes, as described in the accompanying Proxy Statement:

1.	To elect three directors.

2.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers, LLP as the principal independent registered public accounting firm of SMI and its subsidiaries for the year ending December 31, 2008.

3.	To approve the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors.

4.	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of SMI’s common stock at the close of business on March 3, 2008 will be entitled to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

J. Cary Tharrington IV

Secretary

IMPORTANT NOTE: To vote shares of SMI’s common stock at the Annual Meeting (other than in person at the Annual Meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

GENERAL

INTRODUCTION

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI” or the “Company”) will be held on Wednesday, April 23, 2008 at 9:00 a.m., at the Smith Tower located at Lowe’s Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Only holders of record of SMI’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on March 3, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be used at the Annual Meeting, and at any and all adjournments thereof, and is first being sent to stockholders on or about March 21, 2008. Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the Annual Meeting (including adjournments). Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with such specification. If no specification is made, proxies will be voted (i) in favor of electing SMI’s three nominees to the Board, (ii) in favor of ratifying the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as the principal independent registered public accounting firm (“auditors”) of SMI for the year ending December 31, 2008, (iii) in favor of approval of the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors, and (iv) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board currently knows of no other business that will be presented for consideration at the Annual Meeting.

Proxies should be sent to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

This Proxy Statement is being furnished by SMI to its stockholders of record as of March 3, 2008 in connection with the upcoming Annual Meeting.

REVOCATION OF PROXY

Stockholders who execute proxies may revoke them at any time before they are voted by (i) delivering a written notice to SMI’s Corporate Secretary, either at the Annual Meeting or prior to the meeting date at the Company’s offices at 5555 Concord Parkway South, Concord, North Carolina 28027, (ii) executing and delivering a later-dated proxy, or (iii) attending the Annual Meeting and voting in person.

NUMBER OF SHARES OUTSTANDING AND VOTING

SMI currently has 200,000,000 shares of Common Stock authorized under its Certificate of Incorporation, of which 43,521,428 shares were issued and outstanding and entitled to be voted at the Annual Meeting on the Record Date. At the Annual Meeting, holders of Common Stock will have one vote per share for an aggregate total of 43,521,428 votes. In some cases, a nominee holding shares for a beneficial owner may not have discretionary authority to vote certain shares on a particular matter or otherwise may not vote such shares (a “broker non-vote”). These broker non-votes will be considered as present for purposes of determining a quorum, but are not entitled to vote. Abstentions will be treated as present for purposes of determining a quorum and entitled to vote. A quorum being present, directors will be elected by a plurality of votes cast meaning that the director nominee with the most votes for a particular board position is elected for that position. The actions proposed in the remaining items referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote is cast in favor thereof. Therefore, while both abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum, only abstentions will have the same effect as a negative vote on matters requiring a majority of votes cast by shares entitled to vote. Both abstentions and broker non-votes have no effect on the election of directors.

A holder of Common Stock who signs a proxy card may withhold votes as to any director-nominee by marking the “For All Except” box on the proxy card and filling in the circle next to any nominee for whom the holder’s vote is withheld.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 3, 2008 by (i) each person or entity known by SMI to beneficially own more than five percent of the Common Stock, (ii) each director and nominee to the Board, (iii) each executive officer of SMI listed in the Summary Compensation Table (“named executive officers”), and (iv) all directors and executive officers of SMI as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Unless otherwise noted, the address for the beneficial owners is 5555 Concord Parkway South, Concord, North Carolina 28027.

Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent
O. Bruton Smith(1)	29,000,800	66.6%
Sonic Financial Corporation(1) (2)	23,700,000	54.5
American Century Companies, Inc.(3)	3,109,614	7.1
H.A. Wheeler(4)	145,190	*
William R. Brooks(5)	243,784	*
Marcus G. Smith(6)	168,474	*
William P. Benton(7)	61,000	*
Mark M. Gambill(8)	104,200	*
James P. Holden(9)	40,000	*
Robert L. Rewey(9)	50,000	*
Tom E. Smith(10)	65,000	*
All directors and executive officers as a group (nine persons)	29,878,448	67.4%

*	Less than one percent

(1)	The shares of Common Stock shown as owned by Mr. O. Bruton Smith include all of the shares shown as owned by Sonic Financial Corporation (“Sonic Financial”) elsewhere in the table. Mr. O. Bruton Smith owns the substantial majority of Sonic Financial’s common stock. An aggregate of 14,350,000 shares have been pledged by Mr. Smith and/or Sonic Financial as security for loans.

(2)	This entity’s address is P.O. Box 18747, Charlotte, North Carolina 28218.

(3)

This entity’s address is 4500 Main Street, 9th Floor, Kansas City, MO 64111. This information is based on information contained in Schedule 13F filed with the Securities and Exchange Commission on February 13, 2008, by American Century Companies, Inc. (“ACC”) and American Centuries Investment Management, Inc. (“ACIM”). ACIM is an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended. The filing indicates that ACC and ACIM have sole voting control over 3,080,931 shares and sole dispositive power over 3,109,614 shares.

(4)	All shares shown as owned by Mr. Wheeler, other than 10,428 shares owned by him directly, underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date.
(5)	All shares shown as owned by Mr. Brooks, other than 24,200 shares owned by him directly, underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date.

(6)	All shares shown as owned by Mr. Marcus G. Smith, other than 140 shares owned by him directly, underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date.

(7)	All shares shown as owned by Mr. Benton, other than 1,000 shares owned by him directly, underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date.

(8)	All shares shown as owned by Mr. Gambill, other than 4,000 shares owned by him directly, underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date. Mr. Gambill disclaims beneficial ownership of 200 shares.

(9)	All shares shown as owned by Mr. Holden and Mr. Rewey underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date.

(10)	All shares shown as owned by Mr. Tom E. Smith, other than 5,000 shares owned by him directly, underlie options granted by the Company that are currently exercisable or exercisable within 60 days after the Record Date.

For additional information concerning options granted to the Company’s executive officers, see “Executive Compensation” below.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company complies with the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange (“NYSE”) and regularly monitors developments in the area of corporate governance.

BOARD AND COMMITTEE MEMBER INDEPENDENCE

Because Mr. O. Bruton Smith holds more than 50% of the voting power of the Common Stock, SMI qualifies as a “controlled company” for purposes of the NYSE’s listing standards and is, therefore, not required to comply with the NYSE requirement that a listed company have a majority of independent directors. However, SMI is committed to having a majority of its Board membership be independent directors as evidenced by SMI’s Corporate Governance Guidelines. SMI’s non-management directors hold meetings, separate from management, at least four times per year. Those meetings are presided over by the Company’s Lead Independent Director, Mr. Tom E. Smith. In Mr. Tom E. Smith’s absence, the other independent directors will choose another independent director to preside over such meeting.

The Nominating/Corporate Governance Committee regularly reviews the independence of all independent directors on the

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Board and reports its findings to the Board, which then makes regular determinations as to director independence under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) requirements. The Board has determined that Messrs. Benton, Gambill, Holden, Rewey and Tom E. Smith are currently independent within the meaning of the NYSE’s current listing standards, and further that all members of its Audit Committee are independent in accordance with current SEC regulations. The Board’s determination was based upon its assessment of each director’s relationship with SMI and the materiality of that relationship in light of all relevant facts and circumstances both from the standpoint of the director in his individual capacity and the persons to which the director is related and organizations with which the director is affiliated. In reaching this determination, the Board has relied upon representations made by Messrs. Benton, Gambill, Holden, Rewey and Tom E. Smith in director questionnaires and discussions between the foregoing individuals and the Board and the Nominating/Corporate Governance Committee of the Board. The Board relied upon Categorical Standards for Director Independence, which the Board adopted to assist it in evaluating the independence of each of its directors. A copy of SMI’s Categorical Standards for Director Independence is available on our website at www.speedwaymotorsports.com. In concluding that Mr. Gambill is independent, the Board took into consideration Mr. Gambill’s service on the Board of Managers of SMISC, LLC, the Company’s equally-owned joint venture with International Speedway Corporation. The Board concluded that Mr. Gambill’s service on the SMISC, LLC Board of Managers did not compromise his independence. With respect to Mr. Tom E. Smith, the Board considered his service as a member of the Board of Directors of CT Communications, Inc., a sponsor of the Company’s subsidiary Lowe’s Motor Speedway. During 2007, CT Communications merged into Windstream Communications. Mr. Smith no longer serves on the Board of CT Communications, and does not serve on the Board of Windstream Communications. The Board determined that Mr. Smith remains independent. With respect to Mr. Holden, the Board considered his service as a member of the Board of Directors of Sirius Satellite Radio, Inc., a sponsor of NASCAR and a contract party with the Company’s subsidiary, Performance Racing Network, and the Board of Directors of Snap-on, Inc., a contract party with several of the Company’s subsidiaries. The Board determined that the relationships were immaterial and that Mr. Holden remains independent. The Board also considered Mr. Benton’s and Mr. Rewey’s service on the Board of Directors of Sonic Automotive, Inc., a company controlled by Mr. O. Bruton Smith, and the Board concluded that such service did not compromise their independence.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. A copy of these guidelines is available on our website at www.speedwaymotorsports.com. You may also obtain a printed copy upon request to the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that applies to our employees, directors and officers, including our chief executive officer, chief operating officer, chief financial officer and treasurer and chief accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at www.speedwaymotorsports.com. We post any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed by SEC or NYSE rules, on our website. You may also obtain a printed copy upon request to the Company.

COMMUNICATIONS TO THE BOARD

Stockholders and other parties interested in communicating with the Board as a group may do so by writing to the Chairman of the Board at “c/o J. Cary Tharrington IV, Vice President and General Counsel, Speedway Motorsports, Inc., 5401 E. Independence Blvd., Charlotte, NC 28212.” The Company’s General Counsel will review all such correspondence and will make such correspondence available regularly to the Board. Any correspondence relating to accounting, internal controls or auditing matters will be immediately brought to the attention of the members of the Company’s Audit Committee for consideration in accordance with established procedures. Communications intended for non-management directors should be directed to the Chairman of the Nominating/Corporate Governance Committee at the address above.

ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS OF SMI

Directors of SMI are elected at the Annual Meetings of Stockholders to serve staggered terms of three years and until their successors are elected and qualified. The Board currently consists of nine directors. The terms of Messrs. William R. Brooks, Mark M. Gambill and James P. Holden expire at the Annual Meeting. The terms of Messrs. H.A. Wheeler, Marcus G. Smith and Tom E. Smith expire at the 2009 Annual Meeting. The terms of Messrs. O. Bruton Smith, William P. Benton and Robert L. Rewey expire at the 2010 Annual Meeting. Messrs. William R. Brooks, Mark M. Gambill and James P. Holden are standing for reelection at the Annual Meeting.

It is intended that the proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of the following nominees, each of whom has consented if elected to serve a three-year term until the 2011 Annual Meeting: Messrs. William R. Brooks, Mark M. Gambill and James P. Holden. Each director-nominee will serve until the end of their term and until their successor is elected and

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qualified, except as otherwise provided in SMI’s Certificate of Incorporation and Bylaws. If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board may reduce the number of directors in accordance with SMI’s Certificate of Incorporation and Bylaws.

DIRECTORS, DIRECTOR-NOMINEES, EXECUTIVE OFFICERS AND GENERAL MANAGERS

The name, age, present principal occupation or employment and the principal occupations, positions, offices or employments for at least the past five years of each SMI director, director-nominee, executive officer and general manager are set forth below.

DIRECTORS, DIRECTOR-NOMINEES AND EXECUTIVE OFFICERS

O. Bruton Smith, 81, has been the Chairman and Chief Executive Officer of SMI since its organization in 1994. Mr. Smith has served as the CEO and a board member of Charlotte Motor Speedway, LLC, a wholly owned subsidiary of SMI, and its predecessor entities (“CMS”) since 1975, which he originally founded in 1959. Mr. Smith has been the CEO of Atlanta Motor Speedway LLC (“AMS”) since its acquisition in 1990, Texas Motor Speedway, Inc. (“TMS”) since its formation in 1995, Bristol Motor Speedway LLC (“BMS”) since its acquisition in 1996, Infineon Raceway (“IR”) since its acquisition in 1996, Las Vegas Motor Speedway (“LVMS”) since its acquisition in 1998, and New Hampshire Motor Speedway (“NHMS”) since its acquisition in January 2008. In addition, Mr. Smith serves as the CEO and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Smith also is the Chairman, CEO, a director and controlling stockholder of Sonic Automotive, Inc. (“SAI”) (NYSE:SAH). Mr. Smith also owns and operates Sonic Financial Corporation (“Sonic Financial”), a private business which owns a majority of the Company’s common stock, among other things.

H.A. Wheeler, 69, has been the President, Chief Operating Officer and a director of SMI since its organization in 1994. Mr. Wheeler was hired by CMS in 1975 and has been General Manager of CMS since 1976. Mr. Wheeler was named President of CMS in 1980. Mr. Wheeler also serves as an officer of several other SMI subsidiaries.

William R. Brooks, 58, has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in 1994. In February 2004, Mr. Brooks became an Executive Vice President of SMI. Mr. Brooks joined Sonic Financial from PriceWaterhouseCoopers in 1983 and currently is an officer of Sonic Financial, has served as Vice President of CMS since before the organization of SMI, and has been Vice President and a director of AMS since its acquisition and TMS since its formation. He has served as Vice President of BMS, LVMS, IR and NHMS since their acquisition. In addition, Mr. Brooks serves as an officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Brooks also has served as a director of SAI since its formation in 1997. Mr. Brooks is standing for reelection as a director at the Annual Meeting.

Marcus G. Smith, 34, became a director of SMI in 2004 and Executive Vice President of National Sales and Marketing for SMI in February 2004. Prior to that appointment, Mr. Smith served as Vice President of Business Development for SMI since 2001. Mr. Smith joined the Company in 1996 as a sales associate at Lowe’s Motor Speedway and was named Manager of New Business Development in 1999. Mr. Marcus G. Smith is the son of Mr. O. Bruton Smith. In addition, Mr. Smith serves as a member of the Board of Managers of SMISC, LLC, an equally-owned merchandising joint venture between the Company and International Speedway Corporation.

William P. Benton, 84, became a director of SMI in 1995. Mr. Benton retired from Ford Motor Company as Vice President of Marketing worldwide after a distinguished 37-year career with the company. During that time, Mr. Benton held the following major positions: Vice President/General Manager of Lincoln/Mercury Division, Vice President/General Manager of Ford Division, four years in Europe as Group Vice President of Ford of Europe and a member of the company’s Product Planning Committee, responsible for all products of the company worldwide. Most recently, Mr. Benton was Vice Chairman of Wells Rich Greene and Executive Director of Ogilvy & Mather Worldwide in New York until 1992. In addition, Mr. Benton serves as a director of SAI.

Mark M. Gambill, 57, became a director of SMI in 1995. Mr. Gambill worked for Wheat First Securities from 1972, including serving as chairman of the underwriting committee, until it was sold to First Union Corporation (now Wachovia Corporation) in 1998. Mr. Gambill was President of Wheat First Butcher Singer at the time of sale. Mr. Gambill left First Union in 1999. Mr. Gambill is currently Managing Partner of Cary Street Partners, a financial advisory and wealth management firm. In addition, Mr. Gambill serves as a member of the Board of Managers of SMISC, LLC, an equally-owned merchandising joint venture between the Company and International Speedway Corporation. Mr. Gambill is standing for reelection as a director at the Annual Meeting.

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James P. Holden, 56, became a director of SMI in 2004. Mr. Holden retired in 2000 after completing 27 distinguished years in the auto industry, including 19 years with DaimlerChrysler, and its predecessor, Chrysler Corp. Highlights of his career include being named President of DaimlerChrysler in 1999 and Chief Executive Officer in June 2000. Mr. Holden served in various positions during his career at Chrysler, including Executive Vice President of Sales and Marketing responsible for directing all of the automaker’s sales, fleet and marketing organizations in the United States, Mexico and Canada, including Mopar parts operations. In addition, he serves as a director of Sirius Satellite Radio, Inc., Snap-on, Inc., and Meridian Automotive Systems, Inc. Mr. Holden is standing for reelection as a director at the Annual Meeting.

Robert L. Rewey, 69, became a director of SMI in 2001. Mr. Rewey retired from Ford Motor Company in 2001 after a distinguished 38-year career with Ford, most recently serving as Group Vice President of North American Operations & Global Consumer Services. Mr. Rewey managed numerous areas within Ford since 1963, also serving as Vice President of Sales, Marketing and Customer Service. Mr. Rewey also serves as a director of SAI, LoJack Corporation, Dealer Tire, LLC and Reading Group, LLC.

Tom E. Smith, 66, became a director of SMI in 2001. Mr. Smith retired from Food Lion Stores, Inc. in 1999, after a distinguished 29-year career with that company, including serving as Chief Executive Officer and President. A native of Salisbury, North Carolina, Mr. Smith serves as a director of Farmers and Merchants Bank, and served as a director of CT Communications, Inc. prior to its acquisition by Windstream Communications.

GENERAL MANAGERS

M. Jeffrey Byrd, 58, has served as Vice President and General Manager of BMS since its acquisition in 1996, and became President of BMS in 2003. Prior to working at BMS, Mr. Byrd had been continuously employed by RJR Nabisco for 23 years in various sports marketing positions in managerial capacities.

Edwin R. Clark, 53, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been Vice President of Events of CMS since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in 1994 and was a director of SMI from 1995 to 2004.

Jerry Gappens, 46, became Executive Vice President and General Manager of New Hampshire Motor Speedway in January 2008. Prior to that appointment, Mr. Gappens spent 15 years working for CMS in various public relations, market-ing and event capacities. He most recently served as Senior Vice President of Events and Marketing at CMS since 2004. Mr. Gappens has more than 25 years experience in the motorsports industry, working previously with National Speed Sport News, one of the top motorsports trade publications.

William E. Gossage, 49, became Vice President and General Manager of TMS in 1995. Prior to that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. In February 2004, Mr. Gossage became President of TMS. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned speedways.

Steve Page, 53, has served as President and General Manager of IR since its acquisition in 1996. Prior to being hired by SMI, Mr. Page had been continuously employed for several years as President of Brenda Raceway Corporation, which owned and operated IR before acquisition by the Company. Mr. Page also spent 11 years working for the Oakland A’s baseball franchise in various marketing positions.

R. Christopher Powell, 48, has served as Vice President and General Manager of LVMS since its acquisition in 1998. Mr. Powell also serves as Vice President of several other SMI subsidiaries. Mr. Powell spent 11 years working for Sports Marketing Enterprises, a division of RJR Tobacco Company (“RJR”). From 1994 to 1998, he served as manager of media relations and publicity on RJR’s NASCAR Winston Cup program. Mr. Powell’s previous duties included publicity and event operations on other RJR initiatives, including NHRA Drag Racing and the Vantage and Nabisco golf sponsorships.

COMMITTEES OF THE BOARD AND BOARD MEETINGS

GENERAL. There are three standing committees of the Board: the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee. The Audit Committee is currently comprised of Messrs. Mark M. Gambill (Chairman), James P. Holden and Tom E. Smith. The Nominating/Corporate Governance Committee is currently comprised of Messrs. Tom E. Smith (Chairman), William P. Benton and Robert L. Rewey. The Compensation Committee is currently comprised of Messrs. William P. Benton (Chairman), Mark M. Gambill, James P. Holden and Robert L. Rewey. The Board has found that all Committee members are independent as defined by the applicable listing standards of the NYSE, the applicable rules of the SEC, and the Company’s Categorical Standards for Director Independence.

AUDIT COMMITTEE. The Audit Committee, which held 11 meetings in 2007, is responsible for the selection of the Company’s independent registered public accounting firm,

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reviews and approves the scope of the annual audit, approves annual audit fees and services, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with the Company’s auditors the effectiveness of the Company’s system of internal controls over financial reporting, and disclosure controls and procedures, and the associated role of management, reviews transactions between the Company and its officers, directors and principal stockholders, reviews and discusses with management and the auditors the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and interim financial information contained in quarterly earnings announcements, approves non-audit fees and services rendered by the auditors and performs such other functions and exercises such other powers as the Board from time to time may determine. The Audit Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.speedwaymotorsports.com. You may also obtain a printed copy upon request to the Company.

Based on the representations made by Mr. Gambill and discussions between Mr. Gambill and other members of the Board, the Board has, in its business judgment, determined that Mr. Gambill is an “audit committee financial expert” in accordance with current SEC regulations. The Board based this determination primarily on Mr. Gambill’s experience as the former President of Wheat First Securities and as the current Managing Partner of Cary Street Partners. Both of these positions required Mr. Gambill to be extensively involved in analyzing public company financial statements when supervising the investment banking and research analyst operations and as chairman of the underwriting committee of Wheat First Securities and in managing Cary Street Partners.

The following is the Audit Committee Report for the year ended December 31, 2007.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” as amended or supplemented, discussed with the independent registered public accounting firm any relationships or services that might impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and reviewed with management, and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls over financial reporting, and discussed and reviewed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards and the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended or supplemented, “Codification of Statements of Accounting Standards,” and those required by Regulation S-X Rule 2-07, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2007 with management and the independent registered public accounting firm.

Management is responsible for the Company’s financial reporting process, including its system of internal controls over financial reporting, disclosure controls and procedures and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company, and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (b) the representations of the independent registered public accounting firm appearing in the auditors’ report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting and auditing standards and applicable laws and regulations. Based on the above-mentioned review and discussions with

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management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC. The Audit Committee also recommended the reappointment of the independent registered public accounting firm of PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE

Mark M. Gambill, Chairman and Audit Committee Financial

    Expert

James P. Holden

Tom E. Smith

NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Nominating/Corporate Governance Committee, which held two meetings in 2007, assists the Board in identifying and recommending individuals qualified to become members of the Board, monitors and reviews corporate governance issues and develops and recommends to the Board corporate governance principles applicable to the Board, the Company and its business strategy and operations. Messrs. William R. Brooks, Mark M. Gambill and James P. Holden were recommended to the Board as director-nominees to stand for election at the Annual Meeting by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.speedwaymotorsports.com. You may also obtain a printed copy upon request to the Company. The Chairman of the Nominating/Corporate Governance Committee is the Lead Independent Director, and is (unless absent) the person who presides over the regularly scheduled meetings of the Company’s independent directors.

DIRECTOR NOMINATION CRITERIA AND PROCESS

Directors may be nominated by the Board in accordance with the Company’s Certificate of Incorporation or By-laws. The procedures used by the Nominating/Corporate Governance Committee to identify and evaluate nominees for director positions involve members of the committee drawing on their contacts in the business community and directly soliciting and interviewing candidates and reviewing director questionnaire responses of prospective nominees. The Company’s Nominating/Corporate Governance Committee will review all nominees for the Board in accordance with the Committee’s charter. Given the size and resources of the Nominating/ Corporate Governance Committee as well as the number of Company stockholders, the Board believes the committee could not thoroughly review the number of Board nominations that would likely be received if the committee accepted unsolicited nominations from stockholders. Accordingly, it is the Nominating/Corporate Governance Committee’s policy not to accept unsolicited nominations to the Board from stockholders.

The assessment of a nominee’s qualifications will include, at a minimum, a review of Board member criteria listed in the Company’s Corporate Governance Guidelines, including among other things, the following:

•	Ability to use sound judgment;

•

Substantive knowledge in areas of importance to the Company (such as accounting or finance, business or management, industry knowledge, customer-based perspective, sponsorship relationships, strategic planning and leadership);

•	Diversity (background and experience);

•

Skills (financial literacy and/or financial expertise for members of the Audit Committee, management or consulting experience for members of the Compensation Committee, leadership or strategic planning for members of the Nominating/Corporate Governance Committee);

•	Service on the boards of directors of other public companies;

•	Integrity, honesty, fairness, independence;

•	Thorough understanding of the Company’s business;

•	Independence under NYSE and SEC criteria; and

•	Such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the Board’s current needs at the time such director is nominated.

The Nominating/Corporate Governance Committee will select qualified nominees and review its recommendations with the full Board, which will decide whether to invite the nominee to join the Board. The Board believes that its membership should reflect a diversity of experience and perspectives. The Board intends that each director contribute knowledge, experience and skill in at least one area of importance to the Company. Nominees should neither have nor appear to have a conflict of interest that would impair the nominee’s ability to represent the interests of all Company stockholders and to otherwise fulfill the stated responsibilities of a director. A nominee should also be able to work well with other directors and executives of the Company, should have independent opinions and be willing to state them in a constructive manner and be willing to comply with other guidelines as adopted by the Board.

COMPENSATION COMMITTEE. The Compensation Committee, which held five meetings in 2007, administers certain compensation and employee benefit plans of the Company, reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus

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plan allocations, stock option grants and other benefits of all executive officers and other senior officers of the Company. The Compensation Committee administers the 1994 Stock Option Plan, the 2004 Stock Incentive Plan and the Employee Stock Purchase Plan, and the Company’s Incentive Compensation Plan. The Compensation Committee periodically reviews the Company’s executive development and succession planning and executive compensation programs. The Compensation Committee also takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee’s program for executive officers is set forth below in “Executive Compensation – Compensation Discussion and Analysis.” The Compensation Committee operates under a formal charter that governs its duties and conduct. A copy of the charter is available on our website at www.speedwaymotorsports.com. You may also obtain a printed copy upon request to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. William P. Benton, Mark M. Gambill, James P. Holden and Robert L. Rewey served on the Company’s Compensation Committee in 2007. No member of the Compensation Committee was an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS. During 2007, there were six meetings of the Board, with all directors attending at least 75% of all Board meetings and 75% of all meetings held by committees of the Board on which they served. The Company does not have any policy regarding director attendance at Annual Meetings of stockholders, and has not retained a record of directors’ attendance at any of the past Annual Meetings.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Pricewater- houseCoopers LLP (“PwC”) to serve as the principal independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. PwC’s first year serving in this capacity for the Company was 2007.

Representatives of PwC will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of PwC as our principal independent registered public accounting firm is not required by our Bylaws or otherwise. The Board is submitting the selection of PwC to the stockholders for ratification and the Audit Committee will reconsider whether to retain PwC if the stockholders fail to ratify this selection. In addition, even if the stockholders ratify the selection of PwC, the Audit Committee may, in its discretion, select a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of SMI.

As previously reported on the Current Report on Form 8-K (the “Form 8-K”) dated July 3, 2007, the Company dismissed Deloitte & Touche LLP (“Deloitte & Touche”), effective June 27, 2007, as its independent registered public accountants. The decision to dismiss Deloitte & Touche was made by the Audit Committee in accordance with the Audit Committee Charter.

Neither of the separate audit reports of Deloitte & Touche on the Company’s consolidated financial statements for the years ended December 31, 2005 or 2006 contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report for the year ended December 31, 2006 notes, however, that the Company changed its method of accounting for equity-based compensation to conform to Financial Accounting Standards Board Statement No. 123R, Share-Based Payment, as of January 1, 2006.

During the years ended December 31, 2005 and 2006, and through the date of the Form 8-K, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Deloitte & Touche’s satisfaction, would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s consolidated financial statements for those years. During the same periods, there were no reportable events, as defined in Item 304(a)(1)(v) of SEC Regulation S-K (“Regulation S-K”). The Company provided Deloitte & Touche with a copy of the foregoing disclosures. The Company filed, as an exhibit to the Form 8-K, a copy of Deloitte & Touche’s letter, dated July 3, 2007, stating that it agrees with such statements.

Effective June 27, 2007, the Company engaged PwC as its new independent registered public accountants to audit the Company’s consolidated financial statements for the year ending December 31, 2007. The decision to engage PwC was made by the Audit Committee, in accordance with the Audit Committee Charter. During the fiscal years ended December 31, 2005 and 2006 and through the date of the Form 8-K, neither the Company, nor any person on its behalf, has consulted with PwC regarding any matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

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PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table shows the aggregate fees billed or expected to be billed to the Company by PwC and Deloitte & Touche for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees(1)	$635,000	$930,000
Audit-Related Fees(2)	83,000	–
Tax Fees(3)	104,000	38,000
All Other Fees(4)	–	–

(1)	This fee category consists of services for: (i) the audit of our annual financial statements and review of our quarterly financial statements in 2007 and 2006, (ii) the audit of the effectiveness of our internal control over financial reporting for Sarbanes-Oxley Act Section 404 compliance in 2007 and 2006, and (iii) services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings, including services associated with SEC registration statements, other documents filed with the SEC, and documents issued in connection with securities offerings (e.g., comfort letters and consents) in 2007 and 2006. The 2007 fees include services for the first quarter 2007 review of our interim financial statements by Deloitte & Touche. In 2006, our independent registered public accounting firm was Deloitte & Touche. Effective June 27, 2007, PwC was engaged as our new independent registered public accounting firm.

(2)	This fee category consists of assurance and related services by PwC and Deloitte & Touche that are reasonably related to performing the audit and review of our financial statements, including services associated with the audit of our Sarbanes-Oxley Act Section 404 compliance, and are not reported above under “Audit Fees”. The services for 2007 include audit planning and transitional services associated with the change in our principal accounting firms from Deloitte & Touche to PwC and assurance services associated with an equity investment. There were no audit related fees in 2006.

(3)	This fee category consists of professional services rendered by PwC and Deloitte & Touche for tax return preparation, tax compliance, tax planning and tax advice in 2007 and 2006, including adoption of FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” in 2007.

(4)	All other fees consist of fees billed for services other than the services reported in other categories. There were no other fees in 2007 or 2006.

The Audit Committee has considered whether the non-audit services provided were compatible with maintaining the principal independent registered public accounting firm’s independence, and believes that such services and related fees, due to, among other things, the nature and scope of the services provided and the fact that different PricewaterhouseCoopers personnel provided audit and non-audit services, have not impaired the independence of the Company’s principal independent registered public accounting firm. All services provided by PricewaterhouseCoopers and Deloitte & Touche in 2007 and 2006 were approved by the Audit Committee.

Generally, before an independent auditor is engaged by the Company to render audit or non-audit services, the engagement is approved early each calendar year by the Audit Committee. Any subsequent changes in audit, audit-related, tax or other services to be provided by such independent auditor due to changes in scope of work, terms, conditions or fees of the engagement must be pre-approved by the Audit Committee or by one of its members who has been delegated such authority. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both such independent auditor and the Chief Financial Officer of the Company and must be consistent with applicable SEC regulations and NYSE listing standards regarding auditor independence.

EXECUTIVE COMPENSATION–COMPENSATION DISCUSSION AND ANALYSIS

2007 EXECUTIVE OFFICER COMPENSATION PROGRAM

The Company’s objectives with respect to compensation of its executive officers are to: (1) link executive compensation to Speedway Motorsports’ business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace and recognize achievement of Speedway Motorsports’ business strategy objectives; and (4) provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of Speedway Motorsports’ stockholders.

The Company’s executive compensation program is designed to reward successful achievement of the Company’s objectives, which we believe will return value to the stockholders. The Company’s objectives include: revenue growth; operating earnings growth; earnings per share growth; increased shareholder return through dividends and share repurchases; and growth of return on average equity.

Speedway Motorsports has four executive officers: Mr. O. Bruton Smith, the Company’s Chairman and Chief Executive Officer, Mr. H.A. Wheeler, the Company’s President and Chief Operating Officer, Mr. William R. Brooks, the Company’s Executive Vice President and Chief Financial Officer, and Mr. Marcus G. Smith, the Company’s Executive Vice President of National Sales and Marketing. Speedway Motorsports’ executive compensation program is comprised of two components: (i) annual cash compensation, paid in the form of annual salary, objective performance-based incentive compensation payments, possible discretionary bonuses, and sales commissions; and (ii) long-term compensation, paid

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historically in the form of options to purchase Speedway Motorsports’ Common Stock. Messrs. O. Bruton Smith, Wheeler and Brooks are paid an annual base salary and, historically, annual performance-based discretionary bonus, and beginning in 2007 participated in the Speedway Motorsports’ Incentive Compensation Plan. Mr. Marcus G. Smith is paid an annual base salary and a sales commission pursuant to a commission compensation agreement with the Company. Messrs. O. Bruton Smith, Wheeler, Brooks and Marcus G. Smith also are eligible to receive long-term compensation in the form of options to purchase Speedway Motorsports’ Common Stock or restricted shares of Common Stock. The Company has chosen to compensate Mr. Marcus G. Smith through a sales commission because it believes that is the most effective way to increase consolidated marketing, sponsorship and advertising sales.

In the future, the Compensation Committee may offer its executive officers restricted shares of Speedway Motorsports’ Common Stock and other forms of equity compensation in lieu of, or in conjunction with, stock options. The Compensation Committee also has the authority to award our executive officers discretionary cash bonuses.

None of the Company’s executive officers have an employment agreement, severance agreement or any retirement plans other than a 401(k) Plan that is available to all employees (except for Mr. Wheeler’s deferred compensation agreement described below). None of the Company’s executive officers have any agreement pursuant to which there is an accelerated vesting of outstanding equity awards in the event of termination of employment. Given the Company’s emphasis on current cash compensation and our executive officers’ extended tenure with the Company, the Company believes that the type of agreements described above would not significantly advance the Company’s compensation objectives.

Speedway Motorsports’ executive compensation tends to favor current cash payment in the form of annual salary, incentive compensation under the Company’s Incentive Compensation Plan, a possible discretionary bonus, and sales commissions (in the case of Mr. Marcus G. Smith) consistent with the Company’s earnings, margins and cash flows. The Company believes current cash compensation is the most effective tool to generate and enhance high earnings, margins and cash flows.

The Company also believes that a certain level of equity ownership is required to align executive officer long-term interests with those of stockholders. The Compensation Committee believes the Company’s executive officer compensation program adequately achieves this goal through the periodic awards of equity compensation, taking into account the executive officers’ existing equity ownership and the desired mix of cash and equity compensation. The Company also considered the effects of FAS 123R, which requires the Company to currently expense an estimated future value of equity compensation, and concluded that cash compensation was significantly more cost effective than stock options or restricted share awards of a size significant enough to be effective motivational tools. Retention and long-term focus of the Company’s executive officers has not historically been an area of concern, evidenced by the more than 25-year average tenure of the current executive officers of the Company and its predecessors.

The Compensation Committee has historically reviewed base salaries and awards of cash bonuses and equity-based compensation in December of each year. However, following the adoption of the Incentive Compensation Plan in 2007, those decisions will be made in the first quarter of the year following the performance period. Mr. O. Bruton Smith and Mr. Brooks present the Compensation Committee with a report of the Company’s financial results for the prior year, recommendations regarding proposals on compensation including recommended base salaries, recommended discretionary bonus payments, and management’s rationale for such recommendations. The Compensation Committee is required to certify the Company’s results for purposes of the Incentive Compensation Plan, and must decide whether to approve the incentive compensation award yielded under the Incentive Compensation Plan, and whether to reduce that award, and whether circumstances justify a discretionary bonus award. See, “Incentive Compensation, Cash Bonuses and Commission Based Compensation”, below. Mr. O. Bruton Smith does not make any recommendation regarding his own compensation. The Compensation Committee considered these recommendations and the Company’s financial performance for 2007 in determining executive officer compensation for 2007. Mr. Brooks presents the Compensation Committee with information regarding sales by Mr. Marcus G. Smith, which allows the Compensation Committee to calculate the sales commission due to him.

Equity based compensation awards have historically been priced at the Compensation Committee’s December meeting based upon the closing market price of Speedway Motorsports’ Common Stock on the day of the meeting. However, for 2007, no equity compensation awards in the form of stock options were made. The Committee will consider in the first quarter of 2008 whether to make an award of stock options or performance based restricted stock. Equity based compensation will continue to be priced based upon the closing market price of the Company’s Common Stock for the particular meeting date.

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ANNUAL CASH COMPENSATION

Annual cash compensation for Speedway Motorsports’ executive officers consists of a base salary, payments earned under the Incentive Compensation Plan, a possible discretionary bonus, and sales commissions in the case of Mr. Marcus G. Smith. Executive officer cash compensation has historically been weighted in favor of a discretionary cash bonus dependent upon the Company’s and each executive officer’s performance for the particular year. The criteria approved by the Compensation Committee pursuant to the Incentive Compensation Plan was designed to maintain the weighted balance of cash compensation favoring at-risk cash compensation as opposed to base salary. The annual cash compensation paid by Speedway Motorsports to its executive officers during 2007 was set in an amount the Compensation Committee determined to be an adequate reward for the Company’s and the executive officers’ performance. The 2007 annual cash compensation was also targeted to be competitive in relation to similar companies such as those included in the Peer Group Index in the performance graph included in the Speedway Motorsports Annual Report on Form 10-K. The Compensation Committee also considered the compensation of executives of Penn National Gaming, Inc., Six Flags, Inc., Cedar Fair, L.P., and Fair Isaac Corporation, which are other entertainment oriented or high performing companies which were considered to have financial characteristics similar to Speedway Motorsports or to be in relatively comparable industries. The compensation of executives of Yankee Candle Company, Inc. and Interactive Data Corporation were considered in 2006, but not in 2007, because those companies are no longer publicly traded. The Compensation Committee did not utilize the services of an independent consulting firm in determining the annual base salary paid to executive officers in 2007.

ANNUAL SALARY

The base salaries of Speedway Motorsports’ executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive officer’s performance by the Compensation Committee in light of the Company’s compensation objectives. The Compensation Committee’s evaluation is also based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year, the Company’s performance during the prior calendar year, and management’s recommendations submitted to the Compensation Committee by the Chairman and Chief Executive Officer, and the Chief Financial Officer. In February 2008, the base salaries of the executive officers for 2008 were established using the referenced criteria. The base salaries of Mr. O. Bruton Smith, Mr. Wheeler and Mr. Marcus G. Smith were unchanged for 2008. The Committee exercised its discretion and increased Mr. Brooks’ base salary to $500,000 for 2008.

INCENTIVE COMPENSATION, CASH BONUSES AND COMMISSION BASED COMPENSATION

Each of Speedway Motorsports’ executive officers, except for Mr. Marcus G. Smith, was eligible to participate in the Company’s Incentive Compensation Plan. Compensation under the Incentive Compensation Plan is intended to provide the Company’s executive officers an incentive to devote their best efforts to the Company and to enhance the Company’s value for the benefit of stockholders. In March 2007, the Compensation Committee established objective, performance based goals, reflected in the Company’s earnings for 2007, and potential incentive compensation payouts to the eligible executive officers. The performance period was January 1, 2007 through December 31, 2007. Earnings per share, with certain adjustments designed to more accurately reflect the Company’s and the eligible executive officers’ performance, was selected as the performance goal. For purposes of the Company’s 2007 performance goal, earnings per share was, consistent with the Incentive Compensation Plan, defined as (A) the Company’s net income as determined in accordance with U.S. generally accepted accounting principles (GAAP), excluding the effects of (i) any material non-recurring gain or loss recognized by the Company such as gain or loss on asset/goodwill impairment charges, litigation or claim expenses, or judgments or settlements, (ii) restructuring charges, (iii) refinance charges, (iv) extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, and (v) the cumulative effect of any changes in GAAP during 2007, divided by (B) a diluted average share count of 44,000,000 shares. The exclusions from the calculation to the Company’s earnings were selected to more accurately reflect the Company’s normalized performance in 2007, leading to a more fair and accurate incentive compensation award.

The Compensation Committee established a potential incentive compensation payment expressed as a multiple of the particular executive officer’s base salary in 2007. As baselines, Mr. O. Bruton Smith was eligible to receive an incentive compensation payment of 2.5 times his base salary, Mr. Wheeler was eligible to receive an incentive compensation payment of 1.8 times his base salary, and Mr. Brooks was eligible to receive an incentive compensation payment of 1.8 times his base salary. The amount of incentive compensation each Executive Officer is eligible to receive is increased or decreased in proportion to the Company’s earnings per share achieved, as defined above, in relation to the target earnings per share established by the Compensation Committee. The earnings target ($2.50 per share) selected by the Compensation Committee was selected to align with the relative mid-point of the Company’s publicly announced earnings guidance in March 2007. No 2007 Incentive Compensation payments will be made if the actual earnings per

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share achieved is less than 80% of the earnings per share target. The multiples used to determine the incentive compensation payments were chosen so that the incentive compensation for 2007 would be similar to historically awarded discretionary bonuses upon the achievement of similar Company performance.

In March 2008, the Compensation Committee determined that the Company’s earnings per share in 2007, as adjusted in accordance with the Incentive Compensation Plan to reflect certain non-recurring asset impairment and restructuring charges, exceeded 80% of the earnings per share target. The Compensation Committee, therefore, certified that the objective performance based criteria had been met. As a result, the Compensation Committee authorized incentive compensation awards in the following amounts: $1,230,000 for Mr. O. Bruton Smith; $590,400 for Mr. H.A. Wheeler; and $664,200 for Mr. William R. Brooks. Mr. Marcus G. Smith’s sales commission was awarded based upon his sales efforts pursuant to his compensation arrangement with the Company, which for 2007 was $981,378.

LONG-TERM EQUITY COMPENSATION

The Compensation Committee believes that an appropriate level of equity-based compensation or equity holdings is part of a balanced and effective compensation program designed to align the interests of executive officers with those of stockholders. In 2007, the Compensation Committee elected to not award options to purchase shares of the Company’s Common Stock to the executive officers. The Compensation Committee concluded that the direct and indirect equity holdings of the Company’s current executive officers is sufficient to achieve the stated goal of equity-based compensation, especially considering the executive officers’ lengthy tenure with the Company and its predecessors.

OTHER BENEFIT PLANS

Executive officers of Speedway Motorsports (including the Chief Executive Officer) were also eligible in 2007 to participate in various benefit plans similar to those provided to other employees of Speedway Motorsports. These benefit plans are intended to provide a safety net of coverage for various events, such as death, disability and retirement.

Senior level highly compensated Company employees including the executive officers of Speedway Motorsports were also eligible to participate in the Speedway Motorsports, Inc. Deferred Compensation Plan (the “Deferred Plan”) during the 2007 calendar year. Under the Deferred Plan, eligible employees could elect to defer up to 75% of their annual base salary and up to 100% of their annual cash bonus or commission payments. Speedway Motorsports in its sole discretion may match deferred compensation contributions of executive officers and all other eligible participants. To date, no matching contributions have been made. Contributions by participants in the Deferred Plan, including the executive officers, may be invested in several different investment funds offered by the third-party administrator of the Deferred Plan, with earnings on such amounts determined by the actual market performance of the investment funds selected by the participant. To date, no named executive officer has participated in the Deferred Plan.

The Company has no defined benefit retirement plans. However, Mr. Wheeler is a participant in a deferred compensation plan established several years prior to the Company’s initial public offering. Under this plan, Mr. Wheeler is eligible to receive $12,500 per month for a ten year period.

FEDERAL INCOME TAX CONSIDERATIONS

The compensation paid to the Company’s executive officers is based primarily on Company performance. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limitation on the deductibility of annual compensation in excess of $1,000,000 that is not performance based. Executive officer compensation attributable to the exercise of stock options granted under the Company’s 1994 Stock Option Plan and 2004 Stock Incentive Plan, and incentive compensation paid under the Company’s Incentive Compensation Plan, should qualify as fully deductible performance-based compensation. The Compensation Committee intends to continue to manage Speedway Motorsports’ executive compensation program in a manner that will preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of Speedway Motorsports. Accordingly, the Compensation Committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of Speedway Motorsports.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item

402(b) with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Speedway Motorsports’ Annual Report on Form 10-K and proxy statement on Schedule 14A.

William P. Benton, Chairman

Robert L. Rewey

Mark M. Gambill

James P. Holden

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EXECUTIVE OFFICER COMPENSATION

The following table sets forth compensation paid by or on behalf of SMI to the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers for services rendered during the fiscal years ended December 31, 2006 and 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(4)	Total ($)
O. Bruton Smith, Chairman and Chief Executive Officer	2007 2006	$600,000 600,000	$	– 1,450,000	– –	– –	$1,230,000 –	– –	– –	$1,830,000 2,050,000
H.A. Wheeler, President and Chief Operating Officer	2007 2006	400,000 400,000		– 700,000	– –	$185,122 76,517	590,400 –	– –	$9,736 9,616	1,185,258 1,186,133
William R. Brooks, Executive Vice President and Chief Financial Officer	2007 2006	450,000 450,000		– 700,000	– –	185,122 76,517	664,200 –	– –	6,486 6,081	1,305,808 1,232,598
Marcus G. Smith, Executive Vice President of National Sales and Marketing	2007 2006	225,000 225,000		981,378 801,000	– –	185,122 76,517	– –	– –	10,547 9,469	1,402,047 1,111,986

(1)	Amounts shown are cash bonuses earned in the year specified and paid in the first quarter of the following year, except that Mr. O. Bruton Smith’s cash bonus was paid in the fourth quarter of the year specified. Mr. Marcus G. Smith’s payment was based upon his sales commission arrangement with the Company.

(2)	Stock options were granted pursuant to the 2004 Stock Incentive Plan which was adopted in April 2004 upon stockholder approval at the 2004 Annual Meeting. The amounts for Option Awards reflect the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123R and includes amounts for options granted in 2005 and 2006. See Note 11 to the Consolidated Financial Statements in the Company’s 2007 Annual Report on Form 10-K for additional information concerning this plan and stock option valuation.

(3)	Amounts shown are non-equity incentive compensation payments made pursuant to the Company’s Incentive Compensation Plan earned in the year specified and paid in the first quarter of the following year.

(4)	Includes Company match to 401(k) Plan and Company contribution to employee benefit plans available to all employees. The aggregate amount of perquisites received did not exceed $10,000 in the aggregate for any named executive officer.

The following table sets forth information regarding all individual grants of plan-based awards granted to named executive officers for the fiscal year ending December 31, 2007:

2007 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. Bruton Smith, Chairman and Chief Executive Officer	–	$1,200,000	$1,500,000	–	–	–	–	–	–	–	–
H.A. Wheeler, President and Chief Operating Officer	–	576,000	720,000	–	–	–	–	–	–	–	–
William R. Brooks, Executive Vice President and Chief Financial Officer	–	648,000	810,000	–	–	–	–	–	–	–	–
Marcus G. Smith, Executive Vice President of National Sales and Marketing	–	–	–	–	–	–	–	–	–	–	–

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The following table sets forth information regarding outstanding equity awards held by named executive officers at the end of the fiscal year ending December 31, 2007:

2007 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O. Bruton Smith, Chairman and Chief Executive Officer	–	–		–	–	–	–	–	–	–
H.A. Wheeler, President and Chief Operating Officer	50,000 10,178 21,250 20,000 20,000 6,667 6,667	3,333 13,333	(1) (2)	–	$29.13 18.85 26.36 29.64 37.00 38.97 39.13	12/13/2009 10/01/2011 12/11/2012 12/09/2013 12/08/2014 12/07/2015 12/05/2016	–	–	–	–
William R. Brooks, Executive Vice President and Chief Financial Officer	50,000 20,000 21,250 20,000 95,000 6,667 6,667	3,333 13,333	(1) (2)	–	29.13 18.85 26.36 29.64 37.00 38.97 39.13	12/13/2009 10/01/2011 12/11/2012 12/09/2013 12/08/2014 12/07/2015 12/05/2016	–	–	–	–
Marcus G. Smith, Executive Vice President of National Sales and Marketing	10,000 20,000 10,000 20,000 95,000 6,667 6,667	3,333 13,333	(1) (2)	–	41.13 18.85 26.36 29.64 37.00 38.97 39.13	05/05/2009 10/01/2011 12/11/2012 12/09/2013 12/08/2014 12/07/2015 12/05/2016	–	–	–	–

(1)	These options become exercisable on December 7, 2008.

(2)	These options become exercisable as follows: 6,666 on December 5, 2008; and 6,667 on December 5, 2009.

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The following table sets forth information concerning option exercises by named executive officers at the end of the fiscal year ending December 31, 2007:

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Bruton Smith, Chairman and Chief Executive Officer	–	–	–	–
H.A. Wheeler, President and Chief Operating Officer	–	–	–	–
William R. Brooks, Executive Vice President and Chief Financial Officer	–	–	–	–
Marcus G. Smith, Executive Vice President of National Sales and Marketing	–	–	–	–

2007 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
O. Bruton Smith, Chairman and Chief Executive Officer	–	–	–	–	–
H.A. Wheeler, President and Chief Operating Officer	–	–	–	–	$1,500,000	(1)
William R. Brooks, Executive Vice President and Chief Financial Officer	–	–	–	–	–
Marcus G. Smith, Executive Vice President of National Sales and Marketing	–	–	–	–	–

(1)	Deferred compensation pursuant to the Charlotte Motor Speedway, Inc. Deferred Compensation Plan and Agreement between Charlotte Motor Speedway, Inc. and Mr. Wheeler, dated March 1, 1990 (the “CMS Plan”). Under the Agreement, Mr. Wheeler is eligible to receive, upon his retirement from the Company, $12,500 per month for a ten year period. There are no earnings on the amount Mr. Wheeler is entitled to receive under the CMS Plan, and no further deferral is permitted.

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DIRECTOR COMPENSATION

The following table sets forth the compensation of the Company’s non-employee directors for services rendered in 2007. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their service on the Board of Directors.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William P. Benton(1)	$59,500	–	$131,196	–	–	–	$190,696
Mark M. Gambill(2)	74,500	–	131,196	–	–	–	205,696
James P. Holden(3)	61,500	–	131,196	–	–	–	192,696
Robert L. Rewey(4)	49,500	–	131,196	–	–	–	180,696
Tom E. Smith(5)	70,000	–	131,196	–	–	–	201,196

(1)	As of December 31, 2007, Mr. Benton held options to acquire 60,000 shares of the Company’s common stock.

(2)	As of December 31, 2007, Mr. Gambill held options to acquire 100,000 shares of the Company’s common stock.

(3)	As of December 31, 2007, Mr. Holden held options to acquire 40,000 shares of the Company’s common stock.

(4)	As of December 31, 2007, Mr. Rewey held options to acquire 50,000 shares of the Company’s common stock.

(5)	As of December 31, 2007, Mr. Smith held options to acquire 60,000 shares of the Company’s common stock.

(6)	Option Awards were made pursuant to the Formula Stock Option Plan. The amounts for Option Awards reflect the dollar amount recognized by the Company for financial statement reporting purposes for the year ended December 31, 2007, in accordance with SFAS 123R and includes amounts for options granted in 2007. See Note 11 to the Consolidated Financial Statements in the Company’s 2007 Annual Report on Form 10-K for additional information concerning this plan and stock option valuation.

Members of the Board who are not employees of the Company received options to purchase shares of Common Stock on January 2, 2007 under the Company’s Formula Stock Option Plan for Independent Directors (the “Formula Plan”). In 2007, Messrs. Benton, Gambill, Rewey, Holden and Tom E. Smith each received options to purchase 10,000 shares at an exercise price of $38.45 per share under the Formula Plan. The per share exercise price of options granted was equal to the average market closing price of the Company’s Common Stock on the NYSE for the 10 business days immediately preceding the date of grant. For additional information concerning the Formula Plan, see Note 11 to the Consolidated Financial Statements in the Company’s 2007 Annual Report on Form 10-K.

In fiscal 2007, each non-employee director also received (i) an annual cash retainer of $30,000, (ii) $1,500 for each Board and committee meeting attended, and (iii) an annual cash retainer of $10,000 to each respective Chairman of the Audit Committee, Nominating/Corporate Governance Commit-tee/Lead Independent Director and Compensation Committee. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI.

PROPOSED APPROVAL OF THE 2008 FORMULA RESTRICTED STOCK PLAN

ADOPTION OF THE SPEEDWAY MOTORSPORTS, INC.

2008 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors proposes that stockholders approve the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors (the “2008 Formula Plan”). The Board of Directors adopted the 2008 Formula Plan on February 13, 2008, subject to stockholder approval. The Board of Directors believes that it is in the best interests of SMI and its stockholders to adopt a new plan to provide non-employee directors with an ownership interest in SMI and

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to enhance SMI’s ability to attract and retain highly qualified individuals, to serve as directors on our Board. If the 2008 Formula Plan is approved, SMI’s Formula Stock Option Plan (the “Director’s Plan”) will be terminated.

The 2008 Formula Plan provides for formula grants of restricted stock to SMI’s non-employee directors. The Board of Directors has reserved 100,000 shares of SMI’s Common Stock for issuance under the 2008 Formula Plan if it is approved by the stockholders. There currently are 240,000 shares of Common Stock that remain available for issuance under the Director’s Plan. If the 2008 Formula Plan is approved by the stockholders, the Director’s Plan will terminate and the reservation of the remaining 240,000 shares of Common Stock will no longer apply. Approval of the 2008 Formula Plan will not adversely affect non-employee directors’ rights under any outstanding stock options previously granted under the Director’s Plan.

The following is a summary of the 2008 Formula Plan submitted for stockholder approval. The summary describes the primary features of the 2008 Formula Plan, but it is qualified by reference to the full text of the 2008 Formula Plan, which is included in this Proxy Statement as Appendix A.

Administration

Awards under the 2008 Formula Plan generally are intended to occur automatically without any discretionary administration. Otherwise, the 2008 Formula Plan will be administered by a committee of the Board composed of all directors other than non-employee directors (the “Committee”). The Committee will have the full authority to construe and interpret the 2008 Formula Plan and any related award agreement, to establish rules and regulations relating to plan administration, and to delegate ministerial administrative responsibilities. All awards under the 2008 Formula Plan will be evidenced by an award agreement.

Eligibility

Members of our Board of Directors who are not employed by SMI or any of its subsidiaries will be eligible to participate in the 2008 Formula Plan. SMI currently has five non-employee directors who will be eligible for the 2008 Formula Plan.

Shares Subject to the 2008 Formula Plan

The number of shares of SMI’s Common Stock reserved for issuance under the 2008 Formula Plan is 100,000, subject to adjustment as described below. The closing price of a share of SMI’s Common Stock on the NYSE on March 10, 2008 was $27.98. If shares of restricted stock are forfeited or cancelled in whole or in part for any reason, those shares will be available for further awards under the 2008 Formula Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting SMI’s Common Stock, equitable adjustments and substitutions, as applicable, will be made by the Committee to the number and kind of shares that may be issued under the 2008 Formula Plan and the number and kind of shares that are subject to outstanding restricted stock awards under the 2008 Formula Plan.

Automatic Annual Grants of Restricted Stock

If the 2008 Formula Plan is approved by stockholders, an annual grant of restricted stock will be made to each eligible non-employee director on the first business day following each annual meeting of SMI’s stockholders, beginning with the 2008 Annual Meeting. The number of restricted shares of Common Stock granted to an eligible non-employee director will equal $60,000 divided by the average closing sale price of the Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Subject to the director’s continued service on our Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of SMI’s stockholders following the grant date.

In addition, if a non-employee director initially becomes a member of the Board of Directors during any calendar year, but after the annual meeting of SMI’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her appointment to the Board with the number of shares determined as described above. Subject to the director’s continued service on our Board, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if any), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited.

Change in Control

Upon a change in control of SMI, all outstanding restricted stock generally will become fully vested. Under the 2008 Formula Plan, “change in control” is a defined term and generally means: (i) the acquisition of either 50.1% of SMI’s Common Stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (subject to certain exceptions); (ii) a change in the composition of the Board during any two-year period

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such that the individuals who, at the beginning of such two-year period, constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) approval by the stockholders of SMI of a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of SMI’s assets (subject to certain exceptions); or (iv) approval by SMI’s stockholders of a complete liquidation or dissolution of the Company.

Amendment, Suspension or Termination

The Committee may at any time amend, suspend or terminate the 2008 Formula Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if necessary to comply with the Internal Revenue Code (the “Code”), the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements, or if the Committee determines that such approval otherwise is desirable. Unless terminated earlier, the 2008 Formula Plan will terminate ten years from its adoption by the Board of Directors. No amendment, suspension or termination of the 2008 Formula Plan may adversely affect in any material way the rights of a director under any outstanding award without his or her consent. Notwithstanding the foregoing, the Board may amend the 2008 Formula Plan and any outstanding awards in any respect it deems necessary or advisable to comply with applicable law without obtaining the individual consent of any director who holds an outstanding award.

2008 Formula Plan Benefits

The following table sets forth the dollar value of restricted stock grants that will automatically be made to non-employee directors following the 2008 Annual Meeting if the 2008 Formula Plan is approved by our stockholders.

2008 Formula Plan

Name and Position	Dollar Value	Number of Units
All current non-executive officer directors as a group	$300,000	(1)

(1)	The number of shares of restricted stock that will be granted is not determinable as of the date of this Proxy Statement due to fluctuating market prices.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences that generally apply with respect to restricted stock granted under the 2008 Formula Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences, that could apply to a particular individual or to SMI under certain circumstances.

There generally should not be any federal income tax consequences to SMI or the non-employee director when restricted stock is granted. The director normally will recognize ordinary income when the restricted stock vests. However, a director instead may elect to recognize ordinary income at the time of grant by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the director will recognize as ordinary income the fair market value of such shares of stock at the time the income is recognized and SMI generally will be entitled to a corresponding tax deduction. If the director subsequently disposes of the shares of Common Stock, any additional gain (or loss) should be eligible for capital gain tax treatment. If a director makes an “83(b) election” and then forfeits the shares of Common Stock, the director generally will not be entitled to any tax deduction or refund with respect to the tax already paid.

TRANSACTIONS WITH RELATED PARTIES

It is the Company’s policy, as set forth in its Corporate Governance Guidelines, to have the Audit Committee review related party transactions for conflicts of interest. In its review, the Audit Committee considers whether a particular transaction is in the best interests of the Company, whether the transaction is on economic terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party, and the materiality of the interest to the related party.

Notes and other receivables from affiliates at December 31, 2006 included approximately $1.1 million due from a partnership in which Mr. O. Bruton Smith, the Company’s Chairman and Chief Executive Officer was a partner, and approximately $951,000 due from Mr. O. Bruton Smith. The amounts due were repaid in full during 2007. The partnership note was collateralized by certain partnership land. The other amount due represented premiums paid by the Company under a split-dollar life insurance trust arrangement on behalf of the Chairman, cash advances and expenses paid by the Company on behalf of the Chairman before July 30, 2002 and accrued interest.

Before July 2002, the Company made loans to, paid certain expenses on behalf of, and obtained certain services from Sonic Financial, a Company affiliate through common ownership by the Company’s Chairman and Chief Executive Officer, for various corporate purposes. Also, the Company and Sonic Financial currently share various expenses in the ordinary course of business. At December 31, 2007, the Company had approximately $5.3 million, including accrued interest,

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due from Sonic Financial. The highest aggregate amount outstanding in 2007 was approximately $5.5 million. In 2007, the amounts due from Sonic Financial were reduced by net amounts owed to Sonic Financial by SMI with respect to a shared services arrangement and repayments net of accrued interest by $161,000. The amount owed by Sonic Financial bears interest at 1% over prime, and is payable on demand. Sonic Financial made several loans and cash advances to AMS prior to 1996 for the AMS acquisition and other expenses. Such loans and advances stood at approximately $2.6 million at December 31, 2007. Of this amount, approximately $1.8 million bears interest at 3.83% and the remainder at 1% over prime. Pursuant to the shared services arrangement, Sonic Financial provides administrative services to the Company, and further provides the Company access to the use of airplanes for Company business travel, which the Company’s Independent Directors concluded was provided on terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party.

600 Racing, Inc. (“600 Racing”) and SMI Properties (“SMIP”), both wholly owned subsidiaries of the Company, each lease an office and warehouse facility from Chartown, an affiliate of the Company through common ownership by Mr. O. Bruton Smith, under annually renewable lease agreements. Rent expense in 2007 for 600 Racing was approximately $233,000 and for SMIP was approximately $264,000. At December 31, 2007, amounts owed to Chartown were not significant. The leases contain terms more favorable to the Company than would be obtained from unaffiliated third parties. The Company’s Independent Directors evaluated these leases, assisted by independent counsel and real estate experts, and concluded the leases are in the best interests of the Company and its stockholders. The economic terms of the leases were based on several factors, including projected earnings capacity of 600 Racing and SMIP, the quality, age, condition and location of the facilities and rent paid for comparable commercial properties.

LVMS purchased new and used vehicles for employee use from certain subsidiary dealerships of SAI, an entity in which the Company’s Chairman and Chief Executive Officer is a controlling stockholder, for approximately $345,000 in 2007. LVMS sold used vehicles to those dealerships for approximately $163,000 in 2007. The Company’s Independent Directors concluded the purchase and sale terms approximated market value and were no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party. At December 31, 2007, there were no associated amounts due from or owed to SAI.

Oil-Chem Research Corporation (“Oil-Chem”), a wholly owned subsidiary of the Company, sold zMax micro-lubricant® prod-uct to certain SAI dealerships for resale to service customers of the dealerships in the ordinary course of business. Total purchases from Oil-Chem by SAI dealerships approximated $1.9 million in 2007. The Company’s Independent Directors believe these sales occurred on terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party. At December 31, 2007, amounts due from or owed to SAI were not significant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires SMI’s executive officers, directors and persons who own more than 10% of the Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with, except that, due to an administrative error by the Company, Messrs. Benton, Gambill, Holden, Rewey and Tom Smith filed Form 4’s on January 9, 2007, for stock options granted on January 2, 2007, pursuant to the Director’s Formula Stock Option Plan.

EXPENSES OF SOLICITATION

The Company pays the cost of proxy solicitation, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to mailings, proxies may be solicited personally, by telephone or electronically, by corporate officers and employees of the Company, who will not receive additional compensation for such efforts. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to forward proxies to customers owning such stock, where applicable, and will reimburse them for their reasonable expenses of forwarding proxy materials to customers.

2009 STOCKHOLDER PROPOSALS

For stockholder proposals intended to be presented at the 2009 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal executive offices no later than February 23, 2009.

Regarding stockholder proposals intended to be presented at the 2009 Annual Meeting but not included in the Company’s proxy statement, stockholders must give SMI advance notice of their proposals to be considered timely under SMI’s Bylaws. The Bylaws state that written notice of such proposals

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must be delivered to the principal executive offices of SMI (i) in the case of an annual meeting that occurs within 30 days of the anniversary of the 2008 Annual Meeting, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting called for a date not within 30 days before or after the anniversary date of the 2008 Annual Meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

OTHER MATTERS

In the event that any matters other than those referred to in the accompanying Notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

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APPENDIX A

SPEEDWAY MOTORSPORTS, INC.

2008 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

1.1 Purpose of the Plan. The purpose of the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly.

1.2 Effective Date. The Plan has been established effective upon its adoption by the Board of Directors on February 13, 2008, subject to the requisite approval of the Company’s stockholders at the 2008 Annual Meeting of Stockholders.

ARTICLE 2. DEFINITIONS

2.1 Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a)	“Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.

(b)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(c)	“Change in Control” means any of the following events:

(i)	the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50.1% or more of either (A) the then outstanding shares of the Common Stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, Person shall not include any person who, on the effective date of the Plan, beneficially owns 12.0% or more of the Company’s outstanding securities, and provided further, that the following transactions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition by an entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subparagraph (iii) of this Section 2.1(c); or

(ii)	a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph (ii), any individual who becomes a member of the Board subsequent to the beginning of the two-year period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board; or

(iii)

the approval by the stockholders of the Company of a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by the stockholders of the Company, to the consent of any governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), unless, following such Corporate Transaction (A) all or substantially all of the individuals and entities who are the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50.1% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities enti-

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tled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company, or any such corporation resulting from the Corporate Transaction, or to the extent applicable as described in (A) above, the parent company thereof) beneficially owns, directly or indirectly, 12.0% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or to the extent applicable as described in (A) above, the parent company thereof) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)	the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(e)	“Committee” means the Board, constituted as a committee composed of all Directors other than the Non-Employee Directors.

(f)	“Common Stock” means the common stock of the Company, par value $0.01 per share.

(g)	“Company” means Speedway Motorsports, Inc., a Delaware corporation, or any successor thereto.

(h)	“Director” means a member of the Board of Directors.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(j)	“Grant Date” means the date on which a grant of Restricted Stock is made to a Non-Employee Director pursuant to Section 6.1.

(k)	“Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries.

(l)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(m)	“Plan” means this Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

(n)	“Restricted Stock” means Common Stock granted to Non-Employee Directors pursuant to Article 6, which Common Stock is nontransferable and subject to a substantial risk of forfeiture.

(o)	“Restricted Stock Award” means a grant of Restricted Stock.

(p)	“Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests.

ARTICLE 3. ADMINISTRATION

Subject to the provisions of the Plan, the Committee shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to delegate ministerial administrative responsibilities under the Plan. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 Stock Available Under the Plan. Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is One-hundred Thousand (100,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards which are forfeited or canceled for any reason shall be available for further grants under the Plan.

4.2 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change

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in corporate capitalization affecting the Common Stock, equitable adjustments or substitutions, as applicable, shall be made by the Committee to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1, and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards. Notwithstanding the foregoing, the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award.

ARTICLE 5. PARTICIPATION

Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his or her tenure as a Non-Employee Director.

ARTICLE 6. FORMULA GRANTS OF RESTRICTED STOCK

6.1 Formula Grants of Restricted Stock. Subject to the terms of the Plan, Restricted Stock shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors or the Committee as follows:

(a)	Annual Grants. On the first business day following each annual meeting of the Company’s stockholders beginning with the 2008 Annual Meeting of Stockholders, each Non-Employee Director who is then a member of the Board shall receive a grant of Restricted Stock consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(b)	Interim Grants to New Non-Employee Directors. If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant of Restricted Stock, effective as of the date of such initial appointment to the Board, consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The shares covered by such grant of Restricted Stock shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

6.2 Nontransferability. The shares of Restricted Stock may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner to the extent they remain unvested.

6.3 Termination of Service. In the event that a Director’s service on the Board terminates for any reason, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by such Director.

6.4 Change in Control. Notwithstanding any other provision of the Plan, all outstanding shares of Restricted Stock shall be deemed vested upon a Change in Control.

6.5 Stockholder Rights. Except as otherwise provided by the Plan, a Non-Employee Director who has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors. With respect to any shares of Restricted Stock received as a result of adjustments under Section 4.2 hereof and also any shares of Common Stock that result from dividends declared on the Common Stock, the Non-Employee Director shall have the same rights and privileges, and be subject to the same restrictions, as apply generally to Restricted Stock under the Plan.

6.6 Award Agreement. Each grant of Restricted Stock shall be evidenced by an award agreement executed by the Non-Employee Director and the Company that contains the Grant Date of the Restricted Stock and the other terms and conditions applicable thereto.

6.7 Issuance of Restricted Stock/Stock Certificates. A grant of Restricted Stock may be evidenced in such manner as the Company shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Non-Employee Director, containing such legends as the Company deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until the restrictions lapse and the shares

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of Restricted Stock become vested. The Company may require the Director to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 7. AMENDMENT, SUSPENSION AND TERMINATION

The Committee may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) to the extent the Committee determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Committee, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is intended that this Plan and all Restricted Stock Awards granted hereunder be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with applicable law, including, but not limited to, Section 409A of the Code and applicable regulations and guidance thereunder and/or to prevent this Plan and any such Restricted Stock Award from being subject to Section 409A of the Code, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award.

ARTICLE 8. TAX MATTERS

8.1 Withholding. To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

8.2 Section 83(b) Election. If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Non-Employee Director shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

ARTICLE 9. GENERAL PROVISIONS

9.1 Restrictions on Stock Ownership/Legends. The Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Common Stock is otherwise vested. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

9.2 No Guarantee of Continued or Future Service on the Board. Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.

9.3 Unfunded Plan. To the extent that any person acquires a right to receive Common Stock under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards under this Plan. With respect to receipt of Common Stock, a Director (and any person claiming through him) shall have only the status of an unsecured general creditor of the Company.

9.4 Requirements of Law. The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Board.

9.5 Approvals and Listing. The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan

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prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

9.6 Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

9.7 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

9.8 Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

9.9 Governing Law. To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

SPEEDWAY MOTORSPORTS, INC.

2008 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Restricted Stock Agreement”) is entered into as of                      (the “Grant Date”) between SPEEDWAY MOTORSPORTS, INC., a Delaware corporation (the “Company”), and                      (the “Non-Employee Director”).

WHEREAS, the Company has established the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”), pursuant to which the Company shall, from time to time, make grants of restricted shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to eligible members of the Board of Directors of the Company (the “Board of Directors”) who are not employees of the Company or any of its subsidiaries;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1 Grant of Restricted Stock. In consideration for the Non-Employee Director’s service on the Board of Directors and subject to the terms and conditions set forth in this Restricted Stock Agreement and the Plan, the Company hereby grants to the Non-Employee Director                      (            ) shares of Common Stock (the “Restricted Stock”).

2 Vesting.

.1 Except as provided in paragraph (b) below, the Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date.

.2 Notwithstanding the foregoing, if this Restricted Stock Agreement pertains to a grant of Restricted Stock to the Non-Employee Director made in connection with his or her initial appointment to the Board of Directors but after the annual meeting of the Company’s stockholders has been held for the year in which such initial appointment occurs, then the Restricted Stock shall vest in full on the first anniversary of the Grant Date.

.3 Vesting is subject to continued service as a member of the Board of Directors through the applicable vesting date.

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.4 The Restricted Stock may become fully vested in connection with a “Change in Control” (as defined in the Plan).

3 Termination of Service. If the Non-Employee Director’s service on the Board of Directors terminates for any reason, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by the Non-Employee Director.

4 Restrictions on Transferability. The Non-Employee Director may not sell, assign, convey, pledge, exchange, hypothecate, alienate or otherwise dispose of or transfer the Restricted Stock in any manner to the extent it remains unvested. No assignment, pledge or transfer of the Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall be effective, but immediately upon any such attempt to assign, pledge or otherwise transfer the Restricted Stock, the Restricted Stock shall be forfeited.

5 Forfeiture Procedures. In the event of any forfeiture of the Restricted Stock, such forfeiture shall be automatic and without further act or deed by the Non-Employee Director. Notwithstanding the foregoing, if requested by the Company (or its agent), the Non-Employee Director shall execute such documents (including, without limitation, a power of attorney in favor of the Company) and take such other action deemed necessary or desirable by the Company to evidence such forfeiture.

6 Tax Matters (Withholding and 83(b) Elections). To the extent applicable, the Non-Employee Director shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Non-Employee Director. The Company shall not be required to deliver any shares of Common Stock unless the Non-Employee Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

7 THE NON-EMPLOYEE DIRECTOR ACKNOWLEDGES THAT HE OR SHE IS RESPONSIBLE FOR, AND IS ADVISED TO CONSULT WITH THE NON-EMPLOYEE DIRECTOR’S OWN TAX ADVISORS REGARDING, THE TAX CONSEQUENCES TO THE NON-EMPLOYEE DIRECTOR THAT MAY ARISE IN CONNECTION WITH THE RESTRICTED STOCK, INCLUDING THE DECISION TO MAKE AND TIMELY FILE, AND THE CONSEQUENCES OF, ANY ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE. THE NON-EMPLOYEE DIRECTOR ALSO SHALL TIMELY DELIVER A COPY OF ANY SUCH SECTION 83(B) FILING TO THE COMPANY.

8 Rights as Shareholder. Notwithstanding the foregoing vesting and transfer restrictions that apply to the Restricted Stock, but subject to the terms of this Restricted Stock Agreement and the Plan, the Non-Employee Director generally shall otherwise have the beneficial ownership of the Restricted Stock and shall be entitled to exercise the rights and privileges of a shareholder with respect to the Restricted Stock, including the right to receive dividends (if any) paid with respect to such shares and the right to vote such shares; provided, however, that (a) any dividend payments will be made no later than the end of the calendar year in which the dividends are paid to shareholders of the Common Stock; and (b) with respect to any shares of Common Stock that arise from dividends or adjustments under Section 9 with respect to the Restricted Stock, the Non-Employee Director shall have the same rights and privileges, and shall be subject to the same restrictions, that apply to the Restricted Stock under this Restricted Stock Agreement and the Plan.

9 Book-Entry Form. The shares of Restricted Stock generally shall be evidenced in book-entry or similar form and maintained by or on behalf of the Company in such form. In such case, no stock certificates shall be issued and the applicable restrictions will be noted in the records of the Company and its transfer agent. Notwithstanding the foregoing, in the discretion of the Company, a certificate or certificates representing the Restricted Stock may be registered in the name of the Non-Employee Director and held in escrow or other custody by or on behalf of the Company. In either case, each certificate or book-entry record may bear such legends as the Company deems appropriate to reflect the applicable terms and conditions upon the Restricted Stock.

10 Adjustments. The Restricted Stock granted pursuant to this Restricted Stock Agreement shall be subject to adjustment as provided in the Plan in the event of a merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split, or other relevant changes in the Company’s capital structure. The existence of the Restricted Stock shall not affect in any way the authority of the Company and its stockholders to exercise their corporate rights and powers, including, but not by way of limitation, the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, the

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issuance of securities with preference ahead of or affecting the Common Stock, or any sale or transfer of all or any part of its business or assets.

11 Securities Laws. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Non-Employee Director pursuant to this Restricted Stock Agreement unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Securities Act of 1933, as amended, and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or “blue sky” laws. Nothing in this Restricted Stock Agreement shall be construed to obligate the Company at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Restricted Stock Agreement. The Company may require that the Non-Employee Director make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with applicable legal and regulatory requirements.

12 Resolution of Disputes; Interpretation. The Board of Directors (excluding Non-Employee Directors) shall have the full and exclusive authority and discretion to resolve any question of interpretation, dispute or disagreement that arises under, or as a result of, this Restricted Stock Agreement, and any such determination or interpretation by such members of the Board of Directors shall be final, binding and conclusive on all parties affected thereby.

13 Miscellaneous.

.1 Binding on Successors and Representatives. Subject to the transfer restrictions applicable to the Non-Employee Director hereunder and other conditions hereof, this Restricted Stock Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Non-Employee Director’s heirs, executors, administrators, and personal representatives; and the parties agree, for themselves and their successors, representatives and assigns, to execute any instrument which may be necessary legally to effect the terms and conditions of this Restricted Stock Agreement.

.2 No Service Rights. Nothing contained in this Restricted Stock Agreement shall confer upon the Non-Employee Director any right to continue in the service of the Company nor interfere with or limit in any way the right of the Company to terminate the Non-Employee Director’s service for the Company.

.3 Entire Agreement. This Restricted Stock Agreement together with the Plan constitute the entire agreement of the parties with respect to the Restricted Stock and supersede any previous agreement, whether written or oral, with respect thereto. This Restricted Stock Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Restricted Stock Agreement and the terms of the Plan, the terms of the Plan shall control.

.4 Amendment. Except as otherwise provided below or in the Plan, neither this Restricted Stock Agreement nor any of the terms and conditions herein set forth may be modified or amended except by a writing signed by both parties. Notwithstanding the foregoing, to the extent applicable, it is intended that this Restricted Stock Agreement be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors (excluding Non-Employee Directors) may, without obtaining the consent of the Non-Employee Director, amend this Restricted Stock Agreement in any respect it deems necessary or advisable to comply with applicable law, including, but not limited to, Section 409A of the Code and applicable regulations and guidance thereunder and/or to prevent this Restricted Stock Agreement from being subject to Section 409A of the Code.

.5 Construction and Definitions. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires. Capitalized terms not otherwise defined in this Restricted Stock Agreement shall have the meanings ascribed to them in the Plan.

.6 Notices. All notices required and permitted to be given hereunder shall be in writing and shall be deemed to have been given (i) if delivered by hand, when so delivered, (ii) if sent by Federal Express or other overnight express service, one (1) business day after delivery to such service, or (iii) if mailed by certified or registered mail, return receipt requested, three (3) days after delivery to the post office. In each case, all notices shall be addressed to the intended recipient as follows or at such other address as is provided by either party by notice to the other:

.1 If to the Company, at the following address:

Speedway Motorsports, Inc.

5401 E. Independence Blvd.

Charlotte, North Carolina 28212

Attention: General Counsel

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.2 If to the Non-Employee Director, to the Non-Employee Director’s address appearing in the Company’s records.

.7 Governing Law. This Restricted Stock Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or related to this Restricted Stock Agreement shall be instituted only in the state or federal courts sitting in Mecklenburg County, North Carolina.

.8 Severability. The invalidity or unenforceability of any particular provision of this Restricted Stock Agreement shall not affect the other provisions hereof, and the Board of Directors (excluding Non-Employee Directors) may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first written above.

SPEEDWAY MOTORSPORTS, INC.	NON-EMPLOYEE DIRECTOR: <NAME>

By:		(SEAL)
Title:

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ANNUAL MEETING OF STOCKHOLDERS OF SPEEDWAY MOTORSPORTS, INC. April 23, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330300000000000000 3 042308 The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1 and “FOR” Item 2 and Item 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: To elect three directors. 2. To ratify the selection by the Audit Committee of PricewaterhouseCoopers, LLP as the principal independent registered public accounting firm of SMI and its subsidiaries for the year ending December 31, 2008. FOR AGAINST ABSTAIN 3. To approve the Speedway Motorsports, Inc. 2008 Formula Restricted Stock Plan for Non-Employee Directors. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: William R. Brooks Mark M. Gambill James P. Holden 4. To transact such other business as may properly come before the Annual Meeting. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: Only holders of record of SMI’s common stock at the close of business on March 3, 2008 will be entitled to vote at the Annual Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person. IMPORTANT NOTE: To vote shares of SMI’s common stock at the Annual Meeting (other than in person at the Annual Meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. In the absence of specific instructions, this proxy will be voted “FOR ALL NOMINEES” in Item 1 and “FOR” Item 2 and Item 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY SPEEDWAY MOTORSPORTS, INC. Concord, North Carolina THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPEEDWAY MOTORSPORTS, INC. The undersigned hereby appoints Mr. O. Bruton Smith and Mr. Tom E. Smith as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of the common stock of Speedway Motorsports, Inc. held of record by the undersigned on March 3, 2008 at the Annual Meeting of Stockholders to be held on April 23, 2008 or any adjournment thereof. The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held at the Smith Tower located at Lowe’s Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina on Wednesday, April 23, 2008, at 9:00 a.m. (the “Annual Meeting”) for the following purposes, as described in the accompanying Proxy Statement:

(Continued and to be signed on the reverse side)